UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2009
CITIZENS FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

525 Water Street, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On February 28, 2008, Citizens First Bancorp, Inc. (the “Company”) executed a Stock Purchase Agreement (the “Purchase Agreement”) with Auto Club Insurance Association, Auto Club Services, Inc. (collectively, the “Auto Club Group”) and Auto Club Trust, FSB (“Auto Club Trust”) providing for the Company’s acquisition from the Auto Club Group of one hundred percent of the capital stock of Auto Club Trust (the “Acquisition”). A current report on Form 8-K announcing the execution of the Purchase Agreement and describing the material terms thereof was filed with the Commission on March 5, 2008, and a copy of the Purchase Agreement was furnished as Exhibit 2 to that Form 8-K.
     The Purchase Agreement contained certain termination rights for both the Company and Auto Club Group. Consistent therewith, on June 9, 2009 the Company notified the Auto Club Group and Auto Club Trust of the Company’s formal withdrawal on June 8, 2009 of its application with the Office of Thrift Supervision (the “OTS”). The application was originally filed by the Company on June 26, 2008 to request prior authorization from the OTS for the Acquisition.
Forward Looking Statements
     This current report may contain “forward-looking statements” within the meaning of, and pursuant to, the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “believes,” “anticipates” or “expects,” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Forward-looking statements, which are made in good faith, are based upon numerous assumptions, some of which may be specifically described with respect to a particular statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

CITIZENS FIRST BANCORP, INC.

Date: June 15, 2009
	By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer